AMENDMENT NO. 1 OF RIGHTS AGREEMENT

     THIS AMENDMENT (this "Amendment") of the Rights Agreement (as defined below) is made and entered into as of the 28TH day of September, 1998, by and between VARLEN CORPORATION, a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK (the "Rights Agent").

                            RECITALS:

     WHEREAS the parties hereto previously entered into a Rights
Agreement, dated as of June 17, 1996, between the Company and the Rights Agent; and

     WHEREAS each of the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

     NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein and in the Rights Agreement, and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

     1. Amendment. The first sentence of Section 7(b) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "The Purchase Price shall be $90 for each one one-thousandth of share of Preferred Stock purchasable upon exercise of a Right."

     2. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     3. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     4. Rights Agreement in Effect. Except as hereby amended, the Rights Agreement shall remain in full force and effect.

     5. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed as of the day and year first-above written.

                              VARLEN CORPORATION
                              By:  /s/Richard L. Wellek
                              Richard L. Wellek
                              Chairman and CEO

 HARRIS TRUST AND SAVINGS BANK
 By:  /s/Simone A. Harris
 Simone A. Harris
 Trust Officer